Exhibit 99.1

Contact:	Mary Ann Jackson
Investor Relations
952-487-7538
mjackson@apog.com

For Immediate Release

Thursday, January 24, 2008

APOGEE ENTERPRISES INCREASES SHARE REPURCHASE AUTHORIZATION,

REAFFIRMS GUIDANCE FOR FISCAL 2008

MINNEAPOLIS, MN (January 24, 2008) – Apogee Enterprises, Inc. (Nasdaq: APOG) announced today that its Board of Directors has increased its share repurchase authorization by 750,000 shares to 2,250,000 shares of the company’s common stock; approximately 750,000 shares have already been purchased under this authorization. Apogee provides distinctive value-added glass solutions for the architectural and picture framing industries.

“We believe Apogee’s stock represents an attractive investment at recent prices, and we intend to repurchase stock from time to time to reduce share dilution resulting from our incentive programs,” said Russell Huffer, Apogee chairman and chief executive officer. “We continue to remain optimistic about the future prospects and potential for Apogee – we have great businesses, strong architectural markets and backlogs, and our businesses generally are executing well.”

Apogee recently purchased 200,000 shares at a total cost of approximately $3 million. The company has remaining authority to repurchase approximately 1,500,000 shares. The company said that shares may be purchased from time to time through open market or private transactions, or Rule 10b-18 purchase plans, depending on market conditions.

Apogee has approximately 29 million shares of common stock outstanding. The repurchased shares will be available for re-issuance for employee stock option and other stock-based benefit plans, and for other corporate purposes. The company intends to fund such repurchases with operating cash flow or via its revolving credit facility.

GUIDANCE REAFFIRMED

Apogee will be participating in investor meetings in late January and February and, therefore, today reaffirmed its existing fiscal year 2008 earnings guidance. For the full year, Apogee continues to expect earnings of $1.40 to $1.50 per share on revenue growth of 12 to 14 percent, which includes anticipated fourth quarter revenues from the acquisition of Tubelite in December 2007. The company’s fourth quarter ends March 1, 2008.

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Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

“The sale of our 34 percent interest in the PPG Auto Glass joint venture will not occur as expected in the fourth quarter,” said Huffer. “As previously stated, the sale of our interest in the joint venture was subject to PPG Industries’ pending sale of its automotive original equipment manufacturing and automotive replacement glass businesses; PPG notified Apogee in late December 2007 that the prospective buyer intended to terminate the agreement to purchase these businesses.

“Apogee will continue to hold its interest in PPG Auto Glass, which is reported in equity in affiliates,” said Huffer. He noted that it is a non-strategic asset for Apogee.

“Our fiscal 2009 earnings outlook, which includes Tubelite, is for approximately 25 percent earnings per share growth,” said Huffer. “The strength of our businesses and markets served allow us to remain optimistic that we are positioned to meet our longer-term objectives of 8 percent annual revenue growth and 20 percent average earnings growth through fiscal 2010.

“Our architectural markets, which are expected to remain at or near today’s high levels, along with our strong backlog, commitments and bidding activity give us confidence in our ability to grow revenues and earnings,” Huffer said. He added that the backlog grew slightly to $459 million at the end of December, from $457 million a month earlier at the end of the third quarter.

“In addition, our picture framing business continues to perform well in weak retail conditions, as we convert customers to our highest-value added framing glass products,” said Huffer.

The following statements are based on current expectations for fiscal 2008, including the impact of the acquisition of Tubelite, which will be reported in the architectural segment. These statements are forward-looking, and actual results may differ materially.

•	Overall fiscal 2008 revenues for the year are expected to increase 12 to 14 percent (prior guidance was 11 to 13 percent).

•	Architectural segment revenues are expected to increase 14 to 16 percent (prior guidance was 12.5 to 14.5 percent).

•	Large-scale optical segment revenues are expected to be approximately flat.

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Annual gross margins are expected to be approximately 20.5 percent (prior guidance was 20 percent); increased pricing, operational improvements and cost reductions are expected to more than offset increases in wages, health care, energy, materials and freight, as well as costs related to the startup of the new architectural glass facility and reallocating coating equipment between the architectural glass and picture framing businesses.

•	Selling, general and administrative expenses as a percent of annual sales are projected to be approximately 13.4 percent.

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Expected annual operating margins by segment are: architectural, 6.4 to 6.8 percent, including the negative full-year impact of approximately 0.8 percentage point for the installation project write-downs in the third quarter and 0.3 percentage point for the one-time startup costs for the new architectural glass facility in the first quarter; and large-scale optical, approximately 18 percent.

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Equity in affiliates, which reflects Apogee’s portion of the results of the PPG Auto Glass joint venture, is expected to report a pre-tax, annual loss of approximately $2.5 million, including the impairment charge taken in the third quarter.

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Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

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Full-year capital expenditures are projected to be approximately $60 million, including capital for capacity expansions and productivity improvements in the architectural and large-scale optical segments.

•	Depreciation and amortization are estimated at approximately $23 million for the year.

•	Debt is expected to be $55 to $65 million at year end (prior guidance was $15 to $25 million).

•	The effective tax rate for the full year is anticipated to be slightly higher than 30.0 percent.

•	Fiscal 2008 earnings per share from continuing operations are expected to range from $1.40 to $1.50.

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: operational risks within (A) the architectural segment: i) competitive, price-sensitive and changing market conditions, including unforeseen delays in project timing and work flow; ii) economic conditions and the cyclical nature of the North American commercial construction industry; iii) product performance, reliability or quality problems that could delay payments, increase costs, impact orders or lead to litigation; iv) the segment’s ability to fully utilize production capacity; v) ramp up to full production of the third Viracon plant in a timely and cost-efficient manner; and vi) integration of the Tubelite business; and (B) the large-scale optical segment: i) markets that are impacted by consumer confidence and trends; ii) dependence on a relatively small number of customers; iii) changing market conditions, including unfavorable shift in product mix; and iv) ability to utilize manufacturing facilities. Additional factors include: i) revenue and operating results that are volatile; ii) self-insurance risk related to a material product liability event and to health insurance programs; iii) management of discontinued operations exiting activities; iv) cost of compliance with governmental regulations relating to hazardous substances; and v) foreign currency risk related to certain discontinued operations. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2007.

Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in two segments:

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Architectural products and services companies design, engineer, fabricate, install, maintain and renovate the walls of glass and windows comprising the outside skin of commercial and institutional buildings. Businesses in this segment are: Viracon, the leading fabricator of coated, high-performance architectural glass for global markets; Harmon, Inc., one of the largest U.S. full-service building glass installation, maintenance and renovation companies; Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; Linetec, a paint and anodizing finisher of window frames and PVC shutters; and Tubelite, a fabricator of aluminum storefront, entrance and curtainwall products.

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Large-scale optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer for the custom picture framing market and a producer of optical thin film coatings for consumer electronics displays.

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com